Exhibit 1.01

GLOSSARY OF TERMS

The following table summarizes certain terms and abbreviations that may be used within the text of this report:

Abbreviation	Term

CMRT	RMI’s Conflict Minerals Reporting Template

Communication Suspended—Not Interested	RMI assigned smelter or refiner status for a facility which has strongly communicated a lack of interest in participation in the RMI RMAP program

Conflict-free	A status for which all associated conflict minerals are sourced through smelters of refiners validated by recognized responsible sourcing protocols such as RMI’s RMAP and its cross-recognized programs (e.g., RJC and LBMA) as not financing armed conflict

DRC	Democratic Republic of the Congo

Form SD	The U.S. Securities and Exchange Commission’s Specialized Disclosure Form

Framework	OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition

LBMA	London Bullion Market Association

Non-Conformant	RMI status for a smelter or refiner facility that was audited but found to be nonconformant with the relevant RMAP standard

OECD	Organisation for Economic Co-operation and Development

RCOI	Reasonable Country of Origin Inquiry

RJC	Responsible Jewelry Council

RMAP	Responsible Minerals Assurance Process

RMI	Responsible Minerals Initiative

Rule	Rule 13p-1 under the Securities Exchange Act (17 CFR 240.13p-1)

Dolby Laboratories, Inc.

Conflict Minerals Report

For Calendar Year Ended December 31, 2019

Introduction

This Conflict Minerals Report (this “Report”) of Dolby Laboratories, Inc. (“Dolby” or the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2019 to December 31, 2019. The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals referred to as “Conflict Minerals” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their metallic derivatives which include tantalum, tin and tungsten. The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of Congo, the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Dolby has determined that certain Conflict Minerals are necessary to the functionality or production of products manufactured or contracted to be manufactured by us during calendar year 2019. These products are referred to in this Report as “Covered Products.” Dolby has conducted a RCOI reasonably designed to determine if Conflict Minerals originated in the Covered Countries. Based on our RCOI, Dolby believes that certain of the Conflict Minerals used in our products may have originated in the Covered Countries. Because of this finding, we performed additional due diligence on the source and chain of custody of these Conflict Minerals based on the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (“Framework”), to determine if the Conflict Minerals that may have originated in the Covered Countries benefited armed groups. As such, we believe our process was reasonably designed and performed in good faith. After performing the RCOI and additional due diligence in conformity with the Framework, we were unable to comprehensively determine the origin of all Conflict Minerals used in our products, the facilities used to process them, their country of origin, and their mine or location of origin. We note, however, that we did not learn of any facts that led us to conclude that any of our Covered Products include Conflict Minerals that originated in a Covered Country and financed or benefitted an armed group.

The Covered Products are hardware products and a significant majority of Dolby’s revenues are associated with licensing and services as opposed to physical hardware products. As reported in Dolby’s Annual Report on Form 10-K for the fiscal year ended September 27, 2019, Dolby’s Products and Services revenue for the fiscal year period comprised approximately 11% of reported revenues of $1.24 billion. Most of Dolby’s hardware products are manufactured by contract manufacturers. These factors result in a relatively small supply base as indicated in the RCOI summary. Descriptions of our covered products are provided below.

Descriptions of Covered Products

Product		Description
Cinema	Cinema Imaging Products

Digital cinema servers used to load, store, decrypt, decode, watermark, and playback digital film files for presentation on digital cinema projectors and software used to encrypt, encode, and package digital media files for distribution.

	Cinema Audio Products	Cinema processors, amplifiers, and loudspeakers used to decode, render, and optimally play back digital cinema soundtracks including those using Dolby Atmos.

Other	Dolby Conference Phone	An integral hardware component of the Dolby Voice conferencing solution that enhances full-room voice capture, spatial voice separation, and playback.
	Dolby Voice Room	Video conferencing solution for huddle rooms and small conference rooms that combines a camera product with the Dolby Conference Phone and Dolby Voice technology.
Other Products

3-D glasses and kits, broadcast hardware and software used to encode, transmit, and decode multiple channels of high quality audio for Digital Television (DTV) and High-Definition Television (HDTV) distribution, monitors, and accessibility solutions for hearing and visually impaired consumers.

RCOI

Our RCOI consisted of requesting a completed RMI CMRT from our contract manufacturers and suppliers of materials/products/components received by Dolby in 2019 for purchases made through Dolby’s purchase order system. Responses were reviewed for completeness and consistency, and we routinely followed up with our suppliers for corrections and clarifications as needed. We submitted this questionnaire to 85 suppliers and manufacturers of components and products purchased directly by Dolby. We did not receive complete responses to the questionnaire from 9 of these suppliers (10.6%) despite repeated follow-up attempts with these nonresponsive suppliers. We were informed that many of Dolby’s suppliers have not received responses from all their upstream suppliers. Of the responses received, 17 suppliers indicated that they source Conflict Minerals from the Covered Countries while 6 others indicated they do not know whether they source Conflict Minerals from the Covered Countries. Based on these responses, we conducted additional due diligence on the smelters and refiners identified.

Due Diligence Framework

Dolby’s due diligence program was designed to conform in all material respects with the OECD Framework.

Due Diligence Measures Taken

The due diligence measures taken include, but are not limited to, those described as follows:

Dolby has assembled a conflict minerals project team comprised of representatives from engineering, legal, and procurement who meet periodically and provide oversight of our Conflict Minerals program. Dolby adopted a conflict minerals policy in 2013 and it was updated in 2018. The policy, which is available at https://www.dolby.com/us/en/about/conflict-minerals-policy.html, describes our commitment to avoiding the use of Conflict Minerals that finance or benefit armed groups. Our policy statement does not exclude the use of responsibly sourced materials from the Covered Countries. Dolby has communicated this policy to our suppliers. We encourage suppliers to seek conflict-free sources of Conflict Minerals that are validated as conflict-free by recognized responsible sourcing protocols such as RMAP and its cross-recognized programs (e.g., RJC and LBMA). If we become aware of a supplier who does not meet the expectations specified in our conflict minerals policy, including the provision of a CMRT, our director of procurement may seek alternative sources of supply for our products or components. In support of Dolby’s Conflict Minerals program, we participate in industry groups on the topic of Conflict Minerals and other responsible sourcing matters. Dolby is an active member of RMI, and we utilize data from RMI for smelter conformance status and reasonable country of origin information.

Findings and Conclusions

Through our RCOI, certain suppliers reported the use of smelters or refiners with an RMI audit status of “Non-Conformant” or “Communication Suspended—Not Interested”. We cannot be certain these smelters or refiners are present in our supply chain due to uncertainty in our supplier survey results. We have asked these suppliers to request that these smelters or refiners pursue conformance to a recognized responsible sourcing protocol or be removed from our supply chain. Where contact information was available, we have communicated this request directly to these smelters or refiners. Should these smelters or refiners decline to pursue conformance to a recognized responsible sourcing protocol and our supplier refuses to remove these smelters from our supply chain, we will evaluate our relationship with that supplier and explore alternatives.

Dolby did not receive responses from certain of our suppliers as noted above. We made repeated requests that these suppliers provide a CMRT. A list of these nonresponsive suppliers was provided to our director of procurement who is determining if Dolby will continue to purchase components from these non-responsive suppliers or if alternative suppliers can be identified and utilized in the future. We continue to include provisions in new supply agreements relating to the gathering of Conflict Minerals information, the provision of a CMRT, and the sourcing of Conflict Free materials to encourage greater cooperation by the companies in our supply chain.

As we have not received conclusive data from all our direct suppliers, we are unable to make a definitive determination about all sources of the tin, tungsten, tantalum or gold in our products and cannot determine whether our supply chain is “conflict-free”. However, we received no information from our direct suppliers who did provide a CMRT response to indicate that the tin, tantalum, tungsten or gold directly or indirectly financed or benefitted armed groups in the DRC or adjoining countries. Some suppliers disclosed to us that scrap/recycled sources of gold, tantalum, tin and/or tungsten were identified in their supply chains and therefore did not require due diligence. The table in Annex 1 lists the names and countries of the smelters or refiners reported by our suppliers. Annex 2 lists the countries of origin identified as the sources of those smelters and refiners.

We believe that requesting our contract manufacturers and component/product/material suppliers to complete the RMI CMRT and encouraging these upstream suppliers to source materials from conflict-free sources such as those validated by the RMAP, the communication of our conflicts minerals policy, as well as our review of the smelter or refiner information provided and our review of the country of origin of source materials of those smelters or refiners represents a reasonable effort to determine the mines or location of origin of the Conflict Minerals in our supply chain. Moving forward, the Company will continue to implement commercially reasonable procedures to continue preventing Conflict Minerals that finance or benefit armed groups from being introduced into our supply chain.

Independent Private Sector Audit (IPSA)

Not required for reporting year 2019.

Risk Factors

The statements above are based on the RCOI process and due diligence performed in good faith by the Company. These statements are based on the infrastructure and information available at the time. A number of factors could introduce errors or otherwise affect Dolby’s Conflict Minerals status. These factors include, but are not limited to, gaps in supplier data, gaps in smelter or refiner data, errors or omissions by suppliers, errors or omissions by smelters or refiners, the definition of a smelter or refiner not being finalized at the end of the reporting period, all instances of Conflict Minerals necessary to the functionality or manufacturing of Dolby’s products possibly not yet having been identified, gaps in supplier education and knowledge, timeliness of data, public information not discovered during a reasonable search, errors in public data, inaccurate or incomplete information due to disruptions caused by COVID-19, language barriers and translation, supplier and smelter or refiner unfamiliarity with the protocol, oversights or errors in independent third party audits conducted by the RMAP, LBMA, or RJC, Covered Countries sourced materials being declared secondary materials, companies going out of business, auditing programs being not equally advanced for all industry segments and metals, and smuggling of Conflict Minerals from the Covered Countries to countries beyond the Covered Countries.

Forward-Looking Statements

Certain statements in this Report, including, but not limited to, statements relating to Dolby’s future supply management practices, policies and plans for procurement of materials, and efforts to improve supply chain transparency, are “forward-looking statements” that are subject to risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words such as “believe,” “continue,” “could,” “expect,” “may,” “will,” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the ability of Dolby and its suppliers to obtain reliable information as to the source of purchased production materials; whether upstream suppliers responsibly source materials from conflict-free sources; political and regulatory developments; and other risks detailed under the section captioned “Risk Factors” in this Report. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Annex 1

The table below describes the smelters and refiners reported by our contract manufacturers and component/product/ materials suppliers in their CMRT as of April 16, 2020 covering Dolby products manufactured during calendar year 2019:

Metal	Smelter Name	Smelter Country
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	BALORE REFINERSGA	INDIA
Gold	Chugai Mining	JAPAN
Gold	Smelter Not Listed	JAPAN
Gold	Smelter Not Listed	JAPAN
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	KGHM Polska Miedz S.A.	POLAND
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’Orfebre S.A.	ANDORRA
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	SAFINA A.S.	CZECHIA
Gold	Caridad	MEXICO
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Morris and Watson	NEW ZEALAND
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery—Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	PAMP S.A.	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	T.C.A S.p.A	ITALY
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	SAAMP	FRANCE
Gold	8853 S.p.A.	ITALY
Gold	Italpreziosi	ITALY
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Safimet S.p.A	ITALY
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES

Gold	Tony Goetz NV	BELGIUM
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Sudan Gold Refinery	SUDAN
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Sai Refinery	INDIA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	African Gold Refinery	UGANDA
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Sovereign Metals	INDIA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO

Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tin	Cookson	UNITED STATES
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Spain S.L.U.	SPAIN
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Pongpipat Company Limited	MYANMAR
Tin	CV Nurjanah	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Ind e Com Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	Chenzhou Yun Xiang mining limited liability company	CHINA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA

Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.”	CHINA
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	CP Metals Inc.	United States
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	GEM Co., Ltd.	CHINA
Tungsten	ATI Tungsten Materials	UNITED STATES
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA

Annex 2

The table below provides a list of countries identified as potential sources of minerals for the smelters or refiners described in Annex 1:

Gold

Argentina	France	Luxembourg	Senegal
Armenia	Gambia, The	Macau SAR	Serbia
Australia	Georgia	Madagascar	Sierra Leone
Austria	Germany	Malaysia	Singapore
Azerbaijan	Ghana	Mali	Slovakia
Belgium	Greece	Malta	Slovenia
Benin	Guatemala	Mauritania	Solomon Islands
Bolivia	Guinea	Mauritius	South Africa
Botswana	Guyana	Mexico	Spain
Brazil	Honduras	Monaco	Sudan
Brunei	Hong Kong SAR	Mongolia	Suriname
Bulgaria	Hungary	Morocco	Swaziland
Burkina Faso	Iceland	Namibia	Sweden
Cameroon	India	Netherlands	Switzerland
Canada	Indonesia	New Caledonia	Taiwan
Chile	Iran	New Zealand	Tajikistan
China	Ireland	Nicaragua	Tanzania
Colombia	Israel	Niger	Thailand
Congo, Democratic Republic of the	Italy	Norway	Togo
Croatia	Ivory Coast	Pakistan	Trinidad and Tobago
Cuba	Japan	Panama	Tunisia
Cyprus	Jordan	Papua New Guinea	Turkey
Czech Republic	Kazakhstan	Paraguay	Uganda
Denmark	Kenya	Peru	Ukraine
Dominican Republic	Korea, Republic of	Philippines	United Arab Emirates
Ecuador	Kuwait	Poland	United Kingdom
Egypt	Kyrgyzstan	Portugal	United States of America
El Salvador	Laos	Puerto Rico	Uruguay
Eritrea	Latvia	Romania	Venezuela
Estonia	Lebanon	Russian Federation	Vietnam
Ethiopia	Liberia	Rwanda	Zambia
Fiji	Liechtenstein	San Marino	Zimbabwe
Finland	Lithuania	Saudi Arabia

Tantalum

Australia	Congo, Democratic Republic of the	Israel	Rwanda
Austria	Ethiopia	Japan	Sierra Leone
Belarus	France	Madagascar	Somaliland
Bolivia	Germany	Malaysia	Spain
Brazil	Guinea	Mozambique	Switzerland
Burundi	India	Namibia	Thailand
China	Indonesia	Nigeria	United States of America
Colombia	Ireland	Russian Federation	Zimbabwe

Tin

Angola	Estonia	Morocco	Sudan
Australia	France	Myanmar	Switzerland
Austria	Gabon	Netherlands	Taiwan
Belarus	Germany	New Zealand	Tanzania
Belgium	Guinea	Nigeria	Thailand
Benin	Hong Kong SAR	Pakistan	Togo
Bolivia	Hungary	Peru	Tunisia
Brazil	India	Philippines	Turkey
Burundi	Indonesia	Portugal	Uganda
Canada	Israel	Qatar	Ukraine
Chile	Italy	Russian Federation	United Arab Emirates
China	Japan	Rwanda	United Kingdom
Colombia	Kazakhstan	Saudi Arabia	United States of America
Congo, Democratic Republic of the	Korea, Republic of	Senegal	Venezuela
Croatia	Laos	Singapore	Vietnam
Czech Republic	Lebanon	Slovakia	Yemen
Denmark	Malaysia	Slovenia
Egypt	Mexico	South Africa
El Salvador	Mongolia	Spain

Tungsten

Australia	Czech Republic	Mongolia	Thailand
Austria	France	Myanmar	Uganda
Belgium	Germany	Nigeria	United Arab Emirates
Bolivia	Guinea	Peru	United Kingdom
Brazil	Hong Kong SAR	Portugal	United States of America
Burundi	Indonesia	Russia	Uzbekistan
Canada	Japan	Russian Federation	Vietnam
China	Laos	Rwanda
Colombia	Latvia	Spain
Congo, Democratic Republic of the	Malaysia	Taiwan